Exhibit 10.14

AMENDMENT NUMBER ONE
to the
AMENDED AND RESTATED
MASTER REPURCHASE AGREEMENT
dated as of May 17, 2013
among
BARCLAYS BANK PLC,
SUTTON FUNDING LLC
and
NATIONSTAR MORTGAGE LLC

This AMENDMENT NUMBER ONE (this “Amendment”) is made as of this 18th day of July, 2013, by and among Barclays Bank PLC (a “Purchaser” and “Agent”), Sutton Funding LLC (a “Purchaser”) and Nationstar Mortgage LLC (“Seller”), to that certain Amended and Restated Master Repurchase Agreement, dated as of May 17, 2013 (as amended, restated, supplemented or otherwise modified from time to time, the “Repurchase Agreement”), by and among Seller and Purchasers.

WHEREAS, Purchasers, Agent and Seller have agreed to amend the Repurchase Agreement as more particularly set forth herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and for the mutual covenants herein contained, the parties hereto hereby agree as follows:

SECTION 1.    Amendments. Effective as of July 18, 2013 (the “Effective Date”), the Repurchase Agreement is hereby amended as follows:

(a)Section 2 of the Repurchase Agreement is hereby amended by adding the defined term “Seasoned Mortgage Loans” as follows:

“Seasoned Mortgage Loan” means a Mortgage Loan that was purchased by Seller in the secondary market as a seasoned loan and that was originated more than twelve (12) months prior to the Purchase Date for such Mortgage Loan.
(b)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Aged Mortgage Loan” in its entirety and replacing it with the following:

“Aged Mortgage Loan” means a Mortgage Loan (except for Seasoned Mortgage Loans) for which the time between the Origination Date and the date of determination is more than (i) forty-five (45) days, with respect to Fannie Mae Mortgage Loans and Freddie Mac Mortgage Loans, (ii) forty-five (45) days, with respect to Ginnie Mae Mortgage Loans, (iii) sixty (60) days, with respect to Jumbo Mortgage Loans, (iv) forty-five (45) days, with respect to Modified Loans and (v) 180 days with respect to an FHA Buyout Loan, if it is a Pre-Foreclosure Loan.

(c)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Maturity Date” in its entirety and replacing it with the following:

“Maturity Date” means September 27, 2013.
(d)    Section 2 of the Repurchase Agreement is hereby amended by deleting the defined term “Maximum Age Since Origination” in its entirety and replacing it with the following:

“Maximum Age Since Origination” means for each Eligible Mortgage Loan (other than Wet-Ink Mortgage Loans and Seasoned Mortgage Loans), the following period of time commencing with the related Origination Date for which such Eligible Mortgage Loan may be subject to a Transaction hereunder: (i) sixty (60) days for Fannie Mae Mortgage Loans and Freddie Mac Mortgage Loans, (ii) sixty (60) days for Ginnie Mae Mortgage Loans, (iii) ninety (90) days for Jumbo Mortgage Loans, (iv) sixty (60) days for Modified Loans and (v) 364 calendar days for FHA Buyout Loans. Wet-Ink Mortgage Loans shall have the aging restrictions set forth in the Pricing Side Letter.
SECTION 2.    Fees and Expenses. Seller agrees to pay to Purchaser all fees and out of pocket expenses incurred by Purchaser and Agent in connection with this Amendment, including all reasonable fees and out of pocket costs and expenses of the legal counsel to Purchaser and Agent incurred in connection with this Amendment, in accordance with Section 23(a) of the Repurchase Agreement. In addition, as a condition precedent to the effectiveness of this Amendment, Seller shall have paid to Purchaser the fee set forth in Section 2 of Amendment Number One to the Pricing Side Letter, dated as of July 18, 2013, by and between Seller and Purchaser.

SECTION 3.    Defined Terms. Any terms capitalized but not otherwise defined herein should have the respective meanings set forth in the Repurchase Agreement.

SECTION 4.    Limited Effect. Except as amended hereby, the Repurchase Agreement shall continue in full force and effect in accordance with its terms. Reference to this Amendment need not be made in the Repurchase Agreement or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Repurchase Agreement, any reference in any of such items to the Repurchase Agreement being sufficient to refer to the Repurchase Agreement as amended hereby.

SECTION 5.    Representations. In order to induce Purchasers and Agent to execute and deliver this Amendment, Seller hereby represents to Purchasers and Agent that as of the date hereof, (i) Seller is in full compliance with all of the terms and conditions of the Program Documents and remains bound by the terms thereof, and (ii) no Default or Event of Default has occurred and is continuing under the Program Documents.

SECTION 6.    Governing Law. This Amendment and the rights and obligations of the parties hereunder shall be construed in accordance with and governed by the laws of the State of New York, without regard to principles of conflicts of laws (other than Sections 5-1401 and 5‑1402 of the New York General Obligations Law which shall be applicable).

SECTION 7.    Counterparts. For the purpose of facilitating the execution of this Amendment, and for other purposes, this Amendment may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

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IN WITNESS WHEREOF, Purchasers, Agent and Seller have caused their names to be duly signed to this Amendment by their respective officers thereunto duly authorized, all as of the date first above written.
BARCLAYS BANK PLC,
Purchaser and Agent

By: /s/ Ellen V. Kiernan
Name: Ellen V. Kiernan
Title: Director

SUTTON FUNDING LLC,
Purchaser

By: /s/
Name:
Title:

NATIONSTAR MORTGAGE LLC,
Seller

By: /s/ Ellen Coleman
Name: Ellen Colman
Title: Treasurer